Exhibit 8.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

October 29, 2012	Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrown.com

USAA Acceptance, LLC
9830 Colonnade Blvd., Suite 600
San Antonio, Texas 78230

Re:	USAA Acceptance, LLC
Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special federal tax counsel for USAA Acceptance, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on October 29, 2012 in connection with the registration by the Company of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by any of (i) a common law trust or a statutory trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee, (ii) a limited liability company (each, an “LLC”) to be formed pursuant to a Limited Liability Company Agreement (each, an “LLC Agreement”) by the Company or (iii) a limited partnership (each, an “LP”) to be formed pursuant to a Limited Partnership Agreement (each, an “LP Agreement”) by the general partner and the limited partner. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust, LLC or LP, as the case may be, and an indenture trustee, and the Certificates will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement.

          In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Pooling and Servicing Agreement (including the form of Certificates included as an exhibit thereto), the form of Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of LLC

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership

Mayer Brown LLP

October 29, 2012

Agreement, the form of LP Agreement, the form of Purchase Agreement, the form of Sale and Servicing Agreement, the form of Interest Rate Swap Agreement and the form of Administration Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

          Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as federal tax counsel with respect to an issuance of Notes and Certificates, the statements set forth in the form of Prospectus Supplement (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions “Summary of Terms of the Notes—Tax Status” and “Material Federal Income Tax Consequences” (as modified by the statements, if any, set forth under those same headings in the related Prospectus Supplement) and the Prospectus (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions “Summary – Tax Status”, “Material Federal Income Tax Consequences”, “Issuing Entities Structured as Partnerships for Federal Income Tax Purposes”, “Issuing Entities in Which all Certificates are Retained by the Depositor or an Affiliate of the Depositor” and “Issuing Entities Structured as Grantor Trusts for Federal Income Tax Purposes”, to the extent that such statements expressly state our opinions or state that our opinion has been or will be provided as to the Notes, we hereby confirm and adopt such opinions herein.

          The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (“IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.

Mayer Brown LLP

October 29, 2012

          We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ MAYER BROWN LLP
MAYER BROWN LLP